PENSAR ACQUISITION CORP.
                           4703 Shavano Oak, Suite 102
                              San Antonio, TX 78249



September 1, 2001

Public Securities, Inc.
300 North Argonne Road
Suite 202
Spokane, Washington  99212

Gentlemen:

     Pensar Acquisition Corp., a Delaware corporation (the "Company"), with principal offices located at 4703 Shavano Oak, Suite 102, San Antonio, TX 78249 has an authorized capitalization of 45,000,000 shares of Common Stock, $0.001 par value and 5,000,000 shares of Preferred Stock, $0.001 par value. The Company proposes to issue and sell through Public Securities, Inc., (the "Underwriter") a minimum of 400,000 Units and a Maximum of 1,000,000 Units at the offering price of $0.25 per Unit. The Units are being offered on a "best efforts, minimum or maximum" basis.

     The Company wishes to confirm as follows its agreements with you.

     1. Certain Definitions

     The following shall constitute the definitions of certain terms used in this Agreement:

     (a) "Underwriter" shall refer to Public Securities, Inc.

     (b) "Company" shall refer to Pensar Acquisition Corp., its affiliates, and subsidiaries.

     (c) "Commission" shall refer to the Securities and Exchange Commission.

     (d) "Act" shall refer to the Securities Act of 1933 as amended.

     (e) "Regulations" shall refer to the rules and regulations of the Commission.

     (f) "Share" shall refer to the Shares of the Company's Common Stock, $0.00 par value.

     (g) "Unit" shall refer to one share of Common Stock and two common stock redeemable common stock purchase warrants, each convertible into one share of Common Stock. The Units are being offered on a "best efforts, minimum or maximum" basis.

     (h) "Effective Date" shall be the first date upon which the Registration Statement filed pursuant to this Agreement shall be declared effective by the Commission, i.e., the date when the Units may be offered for sale to the public.

     (i) "Registration Statement" shall refer to the Registration Statement, Form SB-2 (File No.333-64516) filed for the proposed sale of the Units, prospectus, preliminary prospectus, Underwriter's Common Stock Purchase Warrant, Warrants, Common Stock, exhibits and financial statements as finally amended and revised prior to the Effective Date. Except as the context may otherwise require, such Registration Statement, as amended, on file with the Commission at the time the Registration Statement becomes effective (including the prospectus, financial statements, any schedules, exhibits and all other documents filed as a part thereof or that may be incorporated therein (including, but not limited to those documents or information incorporated by reference therein) and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430(A) of the Rules and Regulations), is hereinafter called the "Registration Statement," and the form of prospectus in the form first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, is hereinafter called the "Prospectus."

     (k) "NASD" shall refer to the National Association of Securities Dealers, Inc.

     2. Underwriter's Compensation

     (a) The Company hereby appoints the Underwriter as its exclusive agent during the continuance of the authorization hereunder to sell and obtain purchasers for 1,000,000 Units at a public offering price of $0.025 per Unit and at an aggregate public offering price of $250,000 on a "best efforts, minimum or maximum basis". Unless 400,000 Units are sold and payment received by the Company therefore within 6 months from the Effective Date, no Units will be sold, and in that event the Underwriter will not receive any of the commissions mentioned, but will be entitled to all accountable out-of-pocket expenses, not to exceed $5,000. Such exclusive agency shall be good and irrevocable unless and until terminated as herein and hereinafter set forth.

     (b) Subject to the filing and the becoming effective of the Registration Statement and a prospectus in compliance with the provisions of the Act and the availability for sale to the public, pursuant to law, of the offered Units and subject to the fulfillment of all of the obligations of the Company and compliance with all of the terms and conditions thereof by the Company and in reliance upon the warranties, representations and covenants made by the Company herein, the Underwriter accepts the foregoing exclusive agency and agrees to use its best efforts during the term of the within Agreement and the continuance of the authorization provided herein to sell the offered Units when and as issuable at the public offering price set forth above; and to make such public offering at such time as Underwriter so determines and after the following have been completed:

     (1) Registration Statement and prospectus have become effective.

     (2) Approval of offering by NASD.

     (3) Blue Sky clearance from the states required by Underwriter.

     (4) Units and/or Certificates are available for public offering.

     (5) Company furnishes Underwriter with sufficient number of prospectus.

     (c) As compensation for the services of the Underwriter herein, the Company shall allow the Underwriter, subject to the sale and receipt of funds for 4000,000 Units minimum and 1,000,000 maximum to be offered herein, a sale's commission of ten percent (10%) of the public offering price on all offered

     Units to be sold hereunder. The Underwriter may organize a selling group (which group may include the Underwriter) or associate itself with such other Underwriters as it may deem necessary as long as such underwriters or members of the selling group are members of the NASD for the purpose of distributing the offered Units and in such event, the Underwriter may allow to members of such selling group, or such other underwriters, such part of the aforementioned commission or discount as it may, in its sloe discretion determine. Units sold by members of the selling group who are not a member of the NASD, including foreign brokers, and dealers registered pursuant to the Securities Act of 1934, may only be sold at the price of $0.25 per Unit. The Underwriter shall be given the right to purchase up to an aggregate of 250,000 Units at $.30 per share, at the rate of one Underwriter's Warrant for every ten units sold in this offering. Subject to the sale of the minimum number of Units, as set forth in Paragraph 6(p) hereof. Such commission and expense allowance shall be deductible by the Underwriter prior to remittance by it to the Company on account of the Units sold.

     (1) Solicitation Fee: The Company shall pay a solicitation fee to any NASD registered representative who, if after one year from the effective date of the Registration Statement the Warrants are called, causes the exercise thereof prior to the expiration as set forth in the Warrant Agreement, subject, however, to the provisions of the NASD Notice to Members 81-38 (September 22, 1981). NASD Notice to Members 81-38 provides that an NASD registered representative may not receive compensation as a result of any of the following transactions: (1) the exercise of Warrants where the market price of the underlying security is lower than the exercise price; (2) the exercise of Warrants held in any discretionary account; (3) the exercise of Warrants where disclosure of compensation arrangements has not been made in documents provided to customers both as part of the original offering and at the time of exercise; and, (4) the exercise of Warrants in unsolicited transactions. Unless granted an exemption from Rule 10b-6 of the Securities Exchange Act of 1934, the Underwriter and any soliciting Broker/Dealers will be prohibited from engaging in any market making activities with regards to the Company's securities for the period from nine (9) business days prior to any solicitation of the exercise of any Warrants until the later of the termination of the solicitation activity or the termination (by waiver of otherwise) of any right that the Underwriter and soliciting Broker/Dealers may have to receive a fee for the exercise of Warrants following such solicitation

     (2) Underwriter's unit purchase option: The units issuable upon exercise of the unit purchase option are identical to those offered by this prospectus except that the unit purchased are identical to those offered by this prospectus except that the warrants contained in the unit purchase option expire five from the date of this prospectus. The unit purchase option is exercisable at $.30 per unit commencing on the later of the completion of a business combination with a target business or one year from the date of this prospectus and expiring five years from the date of this prospectus. The unit purchase option may not be transferred, sold, assigned or hypothecated during the one-year period following the date of this prospectus, except to underwriters and selected dealers and to officers and partners of the underwriters or the selected dealers. The unit purchase option grants to holders demand and "piggy back" rights for periods of five years from the date of this propectus with respect to the registration under the Securities Act of the securities directly and ind indirectly issuable upon exercise of the unit purchase opton. The exercise price and number of units issuable upon exercise of the unit purchase option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the unit purchase option will not be adjusted for issuances of common stock at a price below its exercise price.


     The Company and the Underwriter agree that, prior to the effective date of the Company's Registration Statement, the Underwriter may designate that the Underwriter's Units be issued in varying amounts directly to its officers and not to the Underwriter, and to other Underwriters and their designees, such designation will only be made by the Underwriter if it determines that such issuances would not violate the interpretation of the Board of Governors of the NASD. The Underwriter has disclosed to the Company, and the Company has agreed, that the Underwriter may transfer, after twelve (12) months from the date of the Underwriter's Units, a portion or all of the Underwriter's Units to certain persons, including, but not limited to, the Underwriter's officers, directors, shareholders, employees, or registered representatives. The Underwriter and the Company agree that such transfers will only be made if they do not violate the registration provisions of the Act and the Underwriter will deliver an opinion of counsel to that effect to the Company.

     Upon written request of the then holder(s) of at least 51% of the total Underwriter's Units and securities issued upon exercise of the Underwriter's Units (originally issued to the Underwriter or his designees), made at any time within the period commencing twelve (12) months after the date of the Prospectus and ending four (4) years thereafter, the Company will file, not more than once, a Post-Effective Amendment, Registration Statement under the Act, registering the Underwriter's Units and/or the shares underlying the warrants contained in the units. The Company agrees to use its best efforts to cause the above filing to become effective. All expenses of such registration or qualification, including, but not limited to, legal, accounting, "Blue Sky" registration/qualification costs, and printing fees, will be borne by the Company exclusive of any commissions.

     In addition to the above, the Company agrees that if, at any time during the term of the Underwriter's Unit Purchase Option, it should file a Registration Statement with the Commission pursuant to the Act for a public offering of equity securities for cash, either for the account of the Company or Selling Shareholders, the Company will at its own expense, except commissions, offer to said holder(s) the opportunity to register the shares underlying the Underwriter's Unit Option for public offering. This paragraph is not applicable to a Registration Statement filed with the Commission on Forms S-4 or S-8.

     In addition to the rights above provided, the Company will cooperate with the then holder(s) of the Underwriter's Units and shares issued upon the exercise of the underlying warrants in preparing and signing any Registration Statement, in addition to the Registration Statement discussed above, required in order to sell or transfer the aforesaid Underwriter's Units and/or underlying shares and warrants and will supply all information required therefor, but such additional Registration Statement shall be at the then holder(s) cost and expense.

     (d) If at any time, any condition of the obligation of the Company hereunder shall not have been met or shall cease to be met and the Underwriter shall have given the Company notice of the desire of the Underwriter to terminate this Agreement on account of the non-fulfillment of any such condition or obligation, then upon such notice, the within Agreement shall terminate, saving all such rights as the respective parties may then by law possess. Any such notice must be in writing. If the within Agreement shall not be sooner terminated as provided in the within paragraph, then, and in all events, the Agreement herein shall terminate at such time as all of the Units shall have been subscribed for pursuant to the terms of the public offering herein. The date upon which the Agreement herein shall terminate for whatever reason is herein sometimes referred to as the "Termination Date".

     3. Representations and Warranties of the Company. As material inducements to the Underwriter to enter into this Agreement, the Company hereby represents and warrants to, and agrees with the Underwriter which representations, warranties and agreements shall survive the closing, as follows:

     (a) The Company has prepared and filed with the Commission a registration statement, and an amendment or amendments thereto, on Form SB-2 (No.333-64516), including any related preliminary prospectus ("Preliminary Prospectus"), for the registration of the Securities, (sometimes referred to herein collectively as the "Registered Securities"), under the Act, which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the Rules and Regulations. The Company will promptly file a further amendment to said registration statement in the form heretofore delivered to the Underwriter and will not file any other amendment thereto to which the Underwriter shall have objected verbally or in writing after having been furnished with a copy thereof.

     (b) Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any Prospectus or the Registration Statement and no proceeding for an order suspending the effectiveness of the Registration Statement or any of the Company's Units has been instituted or is pending or threatened. Each such Prospectus and/or any supplement thereto has conformed in all material respects with the requirements of the Act and the Rules and Regulations and on its date did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in light of the circumstances under which they were made and (i) the Prospectus and/or any supplement thereto will contain all statements which are required to be stated therein by the Act and Rules and Regulations, and (ii) the Prospectus and/or any supplement thereto will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made; provided, however, that no representations, warranties or agreements are made hereunder as to information contained in or omitted from the Prospectus in reliance upon, and in conformity with, the written information furnished to the Company by you as set forth in Section 2(e) above.

     (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with full power and authority (corporate and other) to own its properties and conduct its businesses as described in the Prospectus and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which the nature of its business or the character or location of its properties requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties or operations of the Company and the subsidiaries as a whole.

     (d) The Company has full legal right, power and authority to authorize, issue, deliver and sell the Units, and and to enter into this Agreement, and to consummate the transactions provided for in such agreements, and each of such agreements has been duly and properly authorized, and on the Initial Closing Date will be duly and properly executed and delivered by the Company. This Agreement constitutes a valid and binding agreement, enforceable in accordance with their respective terms (except as the enforceability thereof may be limited by bankruptcy or other similar laws affecting the rights of creditors generally or by general equitable principles and except as the enforcement of indemnification provisions may be limited by federal or state Securities laws).

     (e) Except as disclosed in the Prospectus, the Company is not in violation of its respective certificate or articles of incorporation or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture, partnership or other agreement or instrument to which the Company is a party or by which it may be bound or is not in material violation of any law, order, rule, regulation, writ, injunction or decree of any governmental instrumentality or court, domestic or foreign; and the execution and delivery of this Agreement, and the consummation of the transactions contemplated therein and in the Prospectus and compliance with the terms of each such agreement will not conflict with, or result in a material breach of any of the terms, conditions or provisions of, or constitute a material default under, or result in the imposition of any material lien, charge or encumbrance upon any of the property or assets of the Company pursuant to, any material bond, debenture, note or other evidence of indebtedness or any material contract, indenture, mortgage, loan agreement, lease, joint venture, partnership or other agreement or instrument to which the Company is a party nor will such action result in the material violation by the Company of any of the provisions of its respective certificate or articles of incorporation or bylaws or any law, order, rule, regulation, writ, injunction, decree of any government, governmental instrumentality or court, domestic or foreign, except where such violation will not have a material adverse effect on the financial condition of the Company.

     (f) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus and the Company will have the adjusted capitalization set forth therein on the Initial Closing Date; all of the shares of issued and outstanding capital stock of the Company set forth therein have been duly authorized, validly issued and are fully paid and nonassessable; the holders thereof do not have any rights of rescission with respect therefor and are not subject to personal liability for any obligations of the Company by reason of being stockholders under the laws of the State in which the Company is incorporated; none of such outstanding capital stock is subject to or was issued in violation of any preemptive or similar rights of any stockholder of the Company; and such capital stock (including the Units, and the Underwriter's Units) conforms in all material respects to all statements relating thereto contained in the Prospectus.

     (g) The Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other Units, except for this Agreement or as described in the Prospectus. The Units, and the Underwriter's Unit Purchase Option are not and will not be subject to any preemptive or other similar rights of any stockholder, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and will conform to the respective descriptions thereof contained in the Prospectus; except for payment of the applicable purchase price paid upon exercise of the options or warrants, as the case may be the holders thereof will not be subject to any liability solely as such holders; all corporate action required to be taken for the authorization, issue and sale of the Units and the Underwriter's Unit Purchase Option has been duly and validly taken; and the certificates representing the Units and the Underwriter's Units will be in due and proper form. Upon the issuance and delivery pursuant to the terms hereof of the Underwriter's Units to be sold by the Company hereunder, the Underwriter will acquire good and marketable title to such Units free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction of any kind whatsoever other than restrictions as may be imposed under applicable securities laws.

     (h) The Company has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described or referred to in the Prospectus or which are not materially significant or important in relation to its business or which have been incurred in the ordinary course of business; except as described in the Prospectus all of the leases and subleases under which the Company holds properties or assets as lessee or sublessee as described in the Prospectus are in full force and effect, and the Company is not in material default in respect of any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to the Company's rights as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above or affecting or questioning the Company's right to the continued possession of the leased or subleased premises or assets under any such lease or sublease; and the Company owns or leases all such properties as are necessary to its operations as now conducted and as contemplated to be conducted, except as otherwise stated in the Prospectus.

     (i) The financial statements, together with related notes, set forth in the Prospectus fairly present the financial position and results of operations of the Company at the respective dates and for the respective periods to which they apply. Said statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a basis which is consistent in all material respects during the periods involved but any "stub" period has not been audited by an independent accounting firm. There has been no material adverse change or material development involving a prospective change in the condition, financial or otherwise, or in the prospects, value, operation, properties, business or results of operations of the Company whether or not arising in the ordinary course of business, since the date of the financial statements included in the Registration Statement and the Prospectus.

     (j) Subsequent to the respective dates as of which information is given in the Prospectus as it may be amended or supplemented, and except as described in the Prospectus, the Company has not, directly or indirectly, incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business or entered into any transactions not in the ordinary course of business, which are material to the business of the Company as a whole and there has not been any change in the capital stock of, or any incurrence of long term debts by, the Company or any issuance of options, warrants or rights to purchase the capital stock of the Company or declaration or payment of any dividend on the capital stock of the Company or any material adverse change in the condition (financial or other), net worth or results of operations of the Company as a whole and the Company has not become a party to, any material litigation whether or not in the ordinary course of business.

     (k) To the knowledge of the Company, there is no pending or threatened, action, suit or proceeding to which the Company is a party before or by any court or governmental agency or body, which might result in any material adverse change in the condition (financial or other), business or prospects of the Company as a whole or might materially and adversely affect the properties or assets of the Company as a whole nor are there any actions, suits or proceedings against the Company related to environmental matters or related to discrimination on the basis of age, sex, religion or race which might be expected to materially and adversely affect the conduct of the business, property, operations, financial condition or earnings of the Company as a whole; and no labor disturbance by the employees of the Company individually exists or is, to the knowledge of the Company, imminent which might be expected to materially and adversely affect the conduct of the business, property, operations, financial condition or earnings of the Company as a whole.

     (l) Except as may be disclosed in the Prospectus, the Company has properly prepared and filed all necessary federal, state, local and foreign income and franchise tax returns, has paid all taxes shown as due thereon, has established adequate reserves for such taxes which are not yet due and payable, and does not have any tax deficiency or claims outstanding, proposed or assessed against it.

     (m) The Company has sufficient licenses, permits, right to use trade or service marks and other governmental authorizations currently required for the conduct of its business as now being conducted and as contemplated to be conducted and the Company is in all material respects complying therewith. Except as set forth in the Prospectus, the expiration of any such licenses, permits, or other governmental authorizations would not materially affect the Company's operations. To its knowledge, none of the activities or businesses of the Company are in material violation of, or cause the Company to materially violate any law, rule, regulations, or order of the United States, any state, county or locality, or of any agency or body of the United States or of any state, county or locality.

     (n) The Company has not at any time (i) made any contributions to any candidate for political office in violation of law, or failed to disclose fully any such contribution, or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi public duties, other than payments required or allowed by applicable law.


     (o) Except as set forth in the Prospectus the Company knows of no outstanding claims for services either in the nature of a finder's fee, brokerage fee or otherwise with respect to this financing for which the Company or the Underwriter may be responsible, or which may affect the Underwriter's compensation as determined by the National Association of Units Dealers, Inc. ("NASD") except as otherwise disclosed in the Prospectus.

     (p) The Company has its property adequately insured against loss or damage by fire and maintains such other insurance as is customarily maintained by companies in the same or similar business.

     (q) The Underwriter's Units and the underlying shares and warrants herein described are duly and validly authorized and upon delivery to the Underwriter in accordance herewith will be duly issued and legal, valid and binding obligations of the Company, except as the enforceability thereof may be limited by bankruptcy or other similar laws affecting the rights of creditors generally or by equitable principles, and except as the enforcement of indemnification provisions may be limited by federal or state securities laws. The Underwriter's securities issuable upon exercise of any of the Underwriter's Units and underlying warrants have been duly authorized, and when issued upon payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.

     (r) Except as set forth in the Prospectus, no default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement, purchase order, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which the property or assets (tangible or intangible) of the Company is subject or affected.

     (s) To the best of the Company's knowledge it has generally enjoyed a satisfactory employer-employee relationship with its employees and, to the best of its knowledge, is in substantial compliance in all material respects with all federal, state, local, and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. To the best of the Company's knowledge, there are no pending investigations involving the Company, by the U.S. Department of Labor, or any other governmental agency responsible for the enforcement of such federal, state, local, or foreign laws and regulations. To the best of the Company's knowledge, there is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or to its knowledge involving the Company, or any predecessor entity, and none has ever occurred. To the best of the Company's knowledge, no representation question is pending respecting the employees of the Company, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. To the best of the Company's knowledge, no grievance or arbitration proceeding is pending or to its knowledge threatened under any expired or existing collective bargaining agreements of the Company. No labor dispute with the employees of the Company is pending, or, to its knowledge is imminent; and the Company is not aware of any pending or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which may result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, position, prospects, value, operation, properties, business or results of operations of the Company.

     (t) Except as may be set forth in the Registration Statement, the Company does not maintain, sponsor or contribute to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," or a "multiemployer plan" as such terms are defined in Sections 3(2), 3(l) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"). The Company does not maintain or contribute, now or at any time previously, to a defined benefit plan, as defined in Section 3(35) of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code (the "Code"), which could subject the Company to any tax penalty on prohibited transactions and which has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Code Section 401 (a), stating that such ERISA Plan and the attendant trust are qualified thereunder. The Company has never completely or partially withdrawn from a "multiemployer plan."

     (u) None of the Company, or any of its employees, directors, stockholders, or affiliates (within the meaning of the Rules and Regulations) has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units, Underwriter's Common Stock Purchase Warrant, or otherwise.

     (v) None of the patents, patent applications, trademarks, service marks, trade names, copyrights, and licenses and rights to the foregoing presently owned or held by the Company, are in dispute or, to the best knowledge of the Company's management are in any conflict with the right of any other person or entity. The Company (i) except as disclosed in the Prospectus owns or has the right to use, all patents, trademarks, service marks, trade names and copyrights, technology and licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person, corporation or other entity under or with respect to any of the foregoing, and except as set forth in the Prospectus or otherwise disclosed to the Underwriter in writing, to the best knowledge of the Company's management is not obligated or under any liability whatsoever to make any material payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise. There is no suit, proceeding, inquiry, arbitration, investigation, litigation or governmental or other proceeding, domestic or foreign, pending or, to the best of the Company's knowledge, threatened (or circumstances that may give rise to the same) against the Company which challenges the rights of the Company with respect to any trademarks, trade names, service marks, service names, copyrights, patents, patent applications or licenses or rights to the foregoing used in the conduct of its business.

     (w) Except as disclosed in the Prospectus the Company owns and has adequate right to use to the best knowledge of the Company's management all trade secrets, know-how (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, designs, processes, works of authorship, computer programs and technical data and information (collectively herein "intellectual property") required for or incident to the development, manufacture, operation and sale of all products and services sold or proposed to be sold by the Company, free and clear of and without violating any right, lien or claim of others, including without limitation, former employers of its employees. The Company is not aware of any such development of similar or identical trade secrets or technical information by others. The Company has valid and binding confidentiality agreements with all of its officers, covering its intellectual property (subject to the equitable powers of any court), which agreements have remaining terms of at least two years from the effective date of the Registration Statement except where the failure to have such agreements would not materially and adversely effect the Company's business taken as a whole. The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property stated in the Prospectus, to be owned or leased by it free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects, or other restrictions or equities of any kind whatsoever, other than those referred to in the Prospectus and liens for taxes not yet due and payable.

     (x) Thomas P. Monahan,  CPA, whose reports are filed with the Commission as
a  part  of  the  Registration  Statement,   are  independent  certified  public
accountants as required by the Act and the Rules and Regulations.

     (y) The Registered Units have not been approved for listing on NASDAQ or any other Exchange.

     (z) Except as set forth in the Prospectus or disclosed in writing to the Underwriter (which writing specifically refers to this Section), no officer or director of the Company, holder of 5% or more of Units of the Company or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any of the foregoing persons or entities has or has had, either directly or indirectly, (i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (B) purchases from or sells or furnishes to the Company any goods or services, or (ii) a beneficiary interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in the Prospectus under "Certain Transactions" or disclosed in writing to the Underwriter (which writing specifically refers to this Section) there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company, and any officer, director, principal stockholder of the Company, or any partner, affiliate or associate of any of the foregoing persons or entities.

     (aa) Any certificate signed by any officer of the Company, and delivered to the Underwriter or to the Underwriter's counsel (as defined herein) shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

     (bb) Each of the minute books of the Company has been made available to the Underwriter and contains a complete summary of all meetings and actions of the directors and stockholders of the Company, since the time of its incorporation and reflect all transactions referred to in such minutes accurately in all respects.

     (cc) Except and only to the extent described in the Prospectus or disclosed in writing to the Underwriter (which writing specifically refers to this Section), no holders of any Units of the Company or of any options, warrants or other convertible or exchangeable Units of the Company have the right to include any Units issued by the Company in the Registration Statement or any registration statement to be filed by the Company or to require the Company to file a registration statement under the Act and no person or entity holds any anti-dilution rights with respect to any Units of the Company. Except as disclosed in the Prospectus, all rights so described or disclosed have been waived or have not been triggered with respect to the transactions contemplated by this Agreement and the Underwriter's Common Stock Purchase Optiion (including the securities issuable thereunder).

     (dd) The Company has not entered into any employment agreements with its executive officers, except as disclosed in the Prospectus.

     (ee) No consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body, domestic or foreign, is required for the issuance of the Registered Securities pursuant to the Prospectus and the Registration Statement, the issuance of the Underwriter's Unit Purchase Option, the performance of this Agreement, and the transactions contemplated hereby and thereby, including without limitation, any waiver of any preemptive, first refusal or other rights that any entity or person may have for the issue and/or sale of any of the Units, and the Underwriter's Units except such as have been or may be obtained under the Act, otherwise or may be required under state securities or "blue sky" laws in connection with the Underwriter's purchase and distribution of the Units and the Underwriter's Units to be sold by the Company hereunder or may be required by the Rules of the National Association of Units Dealer, Inc. ("NASD").

     (ff) All executed agreements, contracts or other documents or copies of executed agreements, contracts or other documents filed as exhibits to the Registration Statement to which the Company is a party or by which it may be bound or to which its assets, properties or businesses may be subject have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable against the Company, in accordance with their respective terms. The descriptions in the Registration Statement of agreements, contracts and other documents are accurate and fairly present the information required to be shown with respect thereto by Form SB-2, and there are no contracts or other documents which are required by the Act to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

     (gg)  [Reserved].

     (hh) Except as otherwise may be indicated herein, as of the effective date of the Prospectus, the Company has not: (1) issued any securities or incurred any liability or obligation direct or contingent, for borrowed money, or (2) entered into any material transactions not in the ordinary course of business, or (3) declared or paid any dividend on its stock.

     4. Escrow Account.

     (a) Notwithstanding anything contained herein to the contrary, unless the Underwriter shall sell 400,000 Units, none of the Units will be distributed to the public. The Company has opened an escrow account with Chittenden Bank, for all monies received from the sale of these Units. Such monies shall be deposited in full without any deductions for commissions and/or expenses. In the event that less than 400,000 Units are sold and paid for within six months, from the date which the Underwriter commences the sale of said Units, the proposed offering herein will be withdrawn and the sums paid will be returned in full to each such purchaser, without interest thereon or deduction therefrom.

     (b) Appropriate arrangements will be made by the Underwriter to provide for the receipt of funds from the subscribers of the Units and to provide for the disposition thereof in accordance with the provisions of this Agreement.

     (c) Unless the Underwriter shall have sold 400,000 Units, it shall not be entitled to receive any commission (except accountable out-of-pocket expenses in accordance with this agreement).

     (d) The Underwriter shall comply in all respects with the requirements of Rule 15c2-4 of the rules and regulations made by the Commission under the Securities Exchange Act of 1934, as amended. The Underwriter shall deposit, by 12:00 noon the following business day, the proceeds of the sale of the offered Units in an Escrow bank account, as agent for the Company, and the same shall be held in such bank account by the bank until the Closing Date, and upon such Closing Date, the said funds (less the commissions, expenses and fees due to the Underwriter) shall be promptly transmitted to the Company, who shall at said time provide such documents, certificates, receipts and any and all other papers or instruments as counsel for the Underwriter may reasonably deem necessary or appropriate under the circumstances.

     5. Sale of the Units - Selected Dealers

     (a) In offering the Units for sale, the Underwriter shall offer it solely as agent for the Company and such offer shall be made upon the terms and subject to the conditions set forth in the Registration Statement and prospectus. The Underwriter shall commence making such offer as agent for the Company) after all conditions of this Agreement have been satisfied.

     (b) The Underwriter may offer and sell the Units for the Company's account through registered dealers selected by it, except that only members of the NASD may be included in the selling group pursuant to a form of Selling Agreement pursuant to which it may allow such concession (out of its underwriting commission) as it may determine, within the limits set forth in the Registration Statement and prospectus, but all such sales through selected dealers shall be made by the Company acting through the Underwriter as agent, and not by the -Underwriter for its own account. All sales through selected dealers shall be as agents for the accounts of their customers, and the Underwriter shall not have authority to employ such dealers as agents for the Company.

     (c) On each sale by the Underwriter of any of the Units to selected dealers, the Underwriter shall require the selected dealer purchasing any such Units to agree to reoffer the same on the terms and conditions of offering set forth in the prospectus and to comply with all Commission requirements that the Underwriter is required to comply with and not to offer or sell the offered Units to the Public or to any broker/dealer not a member of the NASD, including foreign broker/dealer registered pursuant to the Securities Act of 1934, at a price of less than $0.25 per Unit.

     6. Covenants of the Company. The Company covenants and agrees with the Underwriter as follows:

     (a) It will cooperate in all respects in making the Prospectus effective and will not at any time, whether before or after the effective date, file any amendment to or supplement to the Prospectus of which Underwriter shall not previously have been advised and furnished with a copy or to which Underwriter or Underwriter's counsel shall have reasonably objected or which is not in material compliance with the Act and the Rules and Regulations or applicable state law.

     (i) As soon as the Company is advised thereof, the Company will advise Underwriter, and confirm the advice in writing, of the receipt of any comments of the Commission or any state securities department, when the Registration Statement becomes effective if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A, of the effectiveness of any posteffective amendment to the Registration Statement or Prospectus, or the filing of any supplement to the Prospectus or any amended Prospectus, of any request made by the Commission or any state securities department for amendment of the Prospectus or for supplementing of the Prospectus or for additional information with respect thereto, of the issuance of any stop order suspending the effectiveness of the Prospectus or any order preventing or suspending the use of any Prospectus or any order suspending trading in the Common Stock of the Company, or of the suspension of the qualification of the Units, for offering in any jurisdiction, or of the institution of any proceedings for any such purposes, and will use its best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as possible the lifting or dismissal thereof.

     (ii) The Company will or has caused to be delivered to the Underwriter copies of such Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by law. The Company authorizes the Undewriter and the dealers to use the Prospectus and such copies of the Prospectus in connection with the sale of the Units and the Underwriter's Unit Purchase Option for such period as in the opinion of Underwriter's counsel and the Company's counsel the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations.

     (iii) The Company shall file the Prospectus (in form and substance satisfactory to the Underwriter) or transmit the Prospectus by a means reasonably calculated to result in filing with the Commission pursuant to rule 424(b)(1) or pursuant to Rule 424(b)(3) not later than the Commission's close of business on the earlier of (i) the second business day following the execution and delivery of this Agreement, and (ii) the fifth business day after the effective date of the Registration Statement.

     (iv) In case of the happening, at any time within such period as a Prospectus is required under the Act to be delivered in connection with the initial sale of the Units and the Underwriter's Unit Purchase Option of any event of which the Company has knowledge and which materially affects the Company, or the securities thereof, and which should be set forth in an amendment of or a supplement to the Prospectus in order to make the statements therein not then misleading, in light of the circumstances existing at the time the Prospectus is required under the Act to be delivered, or in case it shall be necessary to amend or supplement the Prospectus to comply with the Act, the Rules and Regulations or any other law, the Company will forthwith prepare and furnish to the Underwriter copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as Underwriter may reasonably request, in order that the Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made. The preparation and furnishing of any such amendment or supplement to the Prospectus or supplement to be attached to the Prospectus shall be without expense to the Underwriter.

     (iv) The Company will to the best of its ability comply with the Act, the Exchange Act and applicable state securities laws so as to permit the initial offer and sales of the Securities, the Option Securities and the Representatives Securities under the Act, the Rules and Regulations, and applicable state securities laws.

     (b) It will cooperate to qualify the Units for initial sale under the securities laws of such jurisdictions as the Underwriter may designate and the Company approves and will make such applications and furnish such information as may be required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or a dealer in securities. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long as the Underwriter may reasonably request.

     (c) So long as any of the Units or the Underwriter's Unit Purchase Option remain outstanding in the hands of the public, the Company, at its expense, will annually furnish to its shareholders a report of its operations to include financial statements audited by independent public accountants, and will furnish to the Underwriter as soon as practicable after the end of each fiscal year, a balance sheet of the Company as at the end of such fiscal year, together with statements of operations, shareholders' equity, and changes in cash flow of the Company for such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent public accountants.

     (d) It will deliver to the Underwriter at or before the Initial Closing Date three signed copies of the signature pages to the Registration Statement and three copies of the registration statement including all financial statements and exhibits filed therewith, whether or not incorporated by reference. The Company will deliver to the Underwriter, from time to time until the effective date of the Prospectus, as many copies of the Prospectus as the Underwriter may reasonably request. The Company will deliver to the Underwriter on the effective date of the Prospectus and thereafter for so long as a Prospectus is required to be delivered under the Act and the Rules and Regulations as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Underwriter may from time to time reasonably request.

     (e) The Company will apply the net proceeds from the sale of the Units substantially in the manner set forth under "Use of Proceeds" in the Prospectus. No portion of the proceeds shall be used, directly or indirectly, to acquire any securities issued by the Company, without the prior written consent of the Underwriter.

     (f) As soon as it is practicable, but in any event not later than the first
(lst) day of the fifteenth (15th) full calendar month following the effective date of the Registration Statement, the Company will make available to its security holders and the Underwriter an earnings statement (which need not be audited) covering a period of at least twelve (12) consecutive months beginning after the effective date of the Registration Statement, which shall satisfy the requirements of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations.

     7. Conditions of Underwriter's Obligations. The Underwriter's obligation to act as agent of the Company hereunder and to find purchasers for the Units is subject to the accuracy of and compliance with the representations and warranties an the part of the Company herein as of the date hereof and as of the~ Closing Date, to the performance by the Company of its obligations and covenants hereunder, to the accuracy of certificates of the Company and officers of the Company to be delivered pursuant to this Agreement, all as at the Closing Date, and to the following further conditions:

     (a) The Registration Statement shall have become effective as and when cleared by the Commission, and the Underwriter shall have received notice thereof, on or prior to any closing date no stop order suspending the effectiveness of the Prospectus shall have been issued and no proceedings for that or similar purpose shall have been instituted or shall be pending, or, to your knowledge or to the knowledge of the Company, shall be contemplated by the Commission; any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter; and qualification, under the securities laws of such states as the Underwriter may designate, of the issue and sale of the Securities upon the terms and conditions herein set forth or contemplated and containing no provision unacceptable to the Underwriter shall have been secured, and no stop order shall be in effect denying or suspending effectiveness of such qualification nor shall any stop order proceedings with respect thereto be instituted or pending or threatened under such law.

     (b) On any closing date and, with respect to the letter referred to in subparagraph (iii), as of the date hereof, the Underwriter shall have received:

     (i) the opinion, together with such number of signed or facsimile copies of such opinion as the Underwriter may reasonably request, addressed to the Underwriter by Sheila G. Corvino, Esq., counsel for the Company, (who may rely on the opinion of other counsel for certain legal matters), in form and substance reasonably satisfactory to the Underwriter and Charles to the effect that:

     (A) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction in which it is incorporated and has all necessary corporate power and authority to carry on its business as described in the Prospectus.

     (B) The Company is qualified to do business in each jurisdiction in which conducting its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company's business or assets. (C) The Company has the full corporate power and authority to enter into this Agreement and to consummate the transactions provided for therein and each such Agreement has been duly and validly authorized, executed and delivered by the Company. Each of this Agreement, assuming due authorization, execution and delivery by each other party thereto, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency or similar laws governing the rights of creditors and to general equitable principles, and provided that no opinion need be given as to the enforceability of any indemnification or contribution provisions, and none of the Company's execution or delivery of this Agreement, its performance hereunder or thereunder, its consummation of the transactions contemplated herein or therein, or the conduct of its business as described in the Registration Statement, the Prospectus, and any amendments or supplements thereto, conflicts with or will conflict with or results or will result in any material breach or violation of any of the terms or provisions of, or constitutes or will constitute a material default under, or result in the creation or imposition of any material lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company pursuant to the terms of (A) the articles of incorporation or by-laws of the Company, (B) to the knowledge of such counsel, any material license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which it is or may be bound, or (C) to the knowledge of such counsel, any statute, judgment, decree, order, rule or regulation applicable to the Company, whether domestic or foreign.

     (D) The Company had authorized and outstanding capital stock as set forth in the Prospectus under the heading "Capitalization" as of the date set forth therein, and all of such issued and outstanding shares of capital stock have been duly and validly authorized and issued, and to the knowledge of such counsel are fully paid and nonassessable, and to the knowledge of such counsel no stockholder of the Company is entitled to any preemptive rights to subscribe for, or purchase shares of the capital stock and to the knowledge of such counsel none of such securities were issued in violation of the preemptive rights of any holders of any securities of the Company.

     (E) To the knowledge of such counsel, the Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement, and except as described in the Prospectus. The Units, underlying Securities, and the Underwriter's Unit Purchase Option each conforms in all material respects to the respective descriptions thereof contained in the Prospectus. The outstanding Units, shares of Common Stock and the Underwriter's Unit Purchase Option and the underlying securities, upon issuance and delivery and payment therefore in the manner described herein, the Underwriter's warrant will be, duly authorized, validly issued, fully paid and nonassessable. There are no preemptive or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's articles of incorporation, by-laws, other governing documents or any agreement or other instrument known to such counsel to which the Company is a party or by which it is bound.

     (F) The certificates representing the Units comprised of the Common Stock and Warrants are in due and proper form and the Underwriter's Unit Purchase Option has been duly authorized and reserved for issuance and when issued and delivered in accordance with the respective terms of the Underwriter's Unit Purchase Option, will duly and validly issue, fully paid and nonassessable.

     (G) To the knowledge of such counsel, there are no claims, suits or other legal proceedings pending or threatened against the Company in any court or before or by any governmental body which might materially affect the business of the Company or the financial condition of the Company as a whole, except as set forth in or contemplated by the Prospectus.

     (H) Based on oral and/or written advice from the staff of the Commission, the Registration Statement has become effective and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Prospectus is in effect and no proceedings for that purpose are pending before, or threatened by, federal or by a state securities administrator.

     (I) To the knowledge of such counsel, there are no legal or governmental proceedings, actions, arbitrations, investigations, inquiries or the like pending or threatened against the Company of a character required to be disclosed in the Prospectus which have not been so disclosed, questions the validity of the capital stock of the Company or this Agreement or might adversely affect the condition, financial or otherwise, or the prospects of the Company or which could adversely affect the Company's ability to perform any of its obligations under this Agreement.

     (J) To such counsel's knowledge, there are no material agreements, contracts or other documents known to such counsel required by the Act to be described in the Registration Statement and the Prospectus not filed as exhibits to the Registration Statement and the Prospectus, and to such counsel's knowledge (A) the exhibits which have been filed are correct copies of the documents of which they purport to be copies; (B) the descriptions in the Registration Statement and the Prospectus and any supplement or amendment thereto of contracts and other documents to which the Company is a party or by which it is bound, including any document to which the Company is a party or by which it is bound incorporated by reference into the Prospectus and any supplement or amendment thereto, are accurate in all material respects and fairly represent the information required to be shown by Form SB-2.

     (K) No consent, approval, order or authorization from any regulatory board, agency or instrumentality having jurisdiction over the Company, or its properties (other than registration under the Act or qualification under state or foreign securities law or approval by the NASD) is required for the valid authorization, issuance, sale and delivery of the Units or the Underwriter's Unit Purchase Option.

     (L) The statements in the Prospectus under "Risk Factors," "Description of the Securities" and "Shares Eligible For Future Sale" have been reviewed by such counsel, and insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects.

     In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Underwriter, Underwriters' Counsel and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although they have not certified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which leads them to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date, the Registration Statement and any amendment or supplement, when such documents became effective or were filed with the Commission (other than the financial statements including the notes thereto and supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the Closing Date or any later date on which any outstanding Warrants may be exercised, as the case may be, the Prospectus and any amendment or supplement thereto (other than the financial statements including the notes thereto and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, to the extent deemed reasonable by them, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact of which the maker of such certificate has knowledge.

     (ii) a certificate, signed by the Chief Executive Officer and the Principal Financial or Accounting Officer of the Company dated the Closing Date, to the effect that with regard to the Company, each of the conditions set forth in
Section 5(d) have been satisfied.

     (iii) a letter, addressed to the Underwriter and in form and substance satisfactory to the Underwriter in all respects (including the nonmaterial nature of the changes or decreases, if any, referred to in clause (D) below), from Thomas P. Monahan, CPA dated, respectively, as of the effective date of the Registration Statement and as of the Closing Date, as the case may be:

     (A) Confirming that they are independent public accountants with respect to the Company and its consolidated subsidiaries, if any, within the meaning of the Act and the applicable published Rules and Regulations.

     (B) Stating that, in their opinion, the financial statements, related notes and schedules of the Company and its consolidated subsidiaries, if any, included in the Registration Statement examined by them comply as to form in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulations thereunder.

     (C) Stating that, with respect to the period from inception, to a specified date (the specified date") not earlier than five (5) business days prior to the date of such letter, they have read the minutes of meetings of the stockholders and board of directors (and various committees thereof) of the Company and its consolidated subsidiaries, if any, for the period from inception through the specified date, and made inquiries of officers of the Company and its consolidated subsidiaries, if any, responsible for financial and accounting matters and, especially as to whether there was any decrease in sales, income before extraordinary items or net income as compared with the corresponding period in the preceding year; or any change in the capital stock of the Company or any change in the long term debt or any increase in the short-term bank borrowings or any decrease in net current assets or net assets of the Company or of any of its consolidated subsidiaries, if any, and further stating that while such procedures and inquiries do not constitute an examination made in accordance with generally accepted auditing standards, nothing came to their attention which caused them to believe that during the period from inception, through the specified date there were any decreases as compared with the corresponding period in the preceding year in sales, income before extraordinary items or net income; or any change in the capital stock of the Company or consolidated subsidiary, if any, or any change in the long term debt or any increase in the short-term bank borrowings (other than any increase in short-term bank borrowings in the ordinary course of business) of the Company or any consolidated subsidiary, if any, or any decrease in the net current assets or net assets of the Company or any consolidated subsidiary, if any; and

     (D)  Stating  that they  have  carried  out  certain  specified  procedures
(specifically set forth in such letter or letters) as specified by the Underwriter (after consultations with Thomas P. Monahan, CPA's relating to such procedures), not constituting an audit, with respect to certain tables, statistics and other financial data in the Prospectus specified by the Underwriter and such financial data not included in the Prospectus but from which information in the Prospectus is derived, and which have been obtained from the general accounting records of the Company or consolidated subsidiaries, if any, or from such accounting records by analysis or computation, and having compared such financial data with the accounting records of the Company or the consolidated subsidiaries, if any, stating that they have found such financial data to agree with the accounting records of the Company.

     (c) All corporate proceedings and other legal matters relating to this Agreement, the Prospectus and other related matters shall be satisfactory to or approved by counsel to the Underwriter.

     (d) At each closing date, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects with the same effect as if made on and as of such closing date; (ii) the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations and in all material respects conform to the requirements thereof, and neither the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary, in light of the circumstances under which they were made, in order to make the statements therein not misleading; (iii) there shall have been since the respective dates as of which information is given no material adverse change in the business, properties or condition (financial or otherwise), results of operations, capital stock, long term debt or general affairs of the Company from that set forth in the Prospectus, except changes which the Prospectus indicates might occur after the effective date of the Prospectus, and the Company shall not have incurred any material liabilities or material obligations, direct or contingent, or entered into any material transaction, contract or agreement not in the ordinary course of business other than as referred to in the Prospectus and which would be required to be set forth in the Prospectus; and (iv) except as set forth in the Prospectus, no action, suit or proceeding at law or in equity shall be pending or threatened against the Company which would be required to be set forth in the Prospectus, and no proceedings shall be pending or threatened against the Company or any subsidiary before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, condition (financial or otherwise), results of operations or general affairs of the Company.

     (e) On the Initial Closing Date, the Company shall have executed and delivered to the Underwriter, a letter quatifying the amount of Units receivable upon exercise of the Underwriter's Unit Purchase Option in such denominations and to such designees as shall have been provided to the Company.

     (f) [Reserved]

     (g) [Reserved]

     (h) The Underwriter shall have received, on the Closing Date, a certificate dated as of the Closing Date, signed by the President, Treasurer and Secretary of the company, certifying that: (i) no order suspending the effectiveness of the Registration Statement of the sale of the Unit is in effect and no proceedings for such purpose are pending or are, to their knowledge, threatened by the Commission; (ii) they do not know of any litigation, instituted or threatened, against the Company of a character required to be disclosed in the Registration Statement which are not disclosed therein; they do not know of any contracts which are required to be summarized in the prospectus which are not so summarized; and they do not know of any material contacts required to be summarized in the prospectus which are not so summarized; and they do not know of any material contracts required to be filed as exhibits to the Registration which are not so filed; (iii) they have each carefully examined the registration Statement and the prospectus and, to the best of their knowledge, neither the Registration Statement or the prospectus, nor any amendment or supplement to either of the foregoing, contains any untrue statement of any material fact or omits to state any material fact required to be set forth in an amended or supplemented prospectus which has not been so set forth: (iv) the Units have been registered and qualified for sale in all states required by the Underwriter; (v) since the respective dates as of which information is given in the Registration Statement and the prospectus, there has not been any material adverse change in the condition of the Company, financial or otherwise, or in the results of its operation except as reflected in or contemplated by the Registration Statement and the prospectus and, except as so reflected or contemplated since such date, there has not been any material transaction entered into by the Company; (vi) the representations and warranties set forth in this Agreement are true and correct and the Company has complied with all of its agreements herein contained; (vii) the Company is not delinquent in the filing of any federal ,state, county, and/or municipal taxes; they know of no proposed redetermination or reassessment of taxes adverse to the Company; and the Company has paid or provided by adequate reserves, for all known tax liabilities; (viii) they know of no material obligation or liability of the Company, contingent or otherwise, not disclosed in the Registration Statement and prospectus; (ix) this Agreement, the consummation of the transaction herein contemplated, and the fulfillment of the terms hereof, will not result in the breach by the Company of any terms or, or constitute a default under its Certificate of Incorporation or By-Laws, any indenture, mortgage, lease, deed of trust, bank loan, line of credit, or credit agreement or instrument to which the Company is now a party or pursuant to which the Company has acquired any right and/or obligations by succession or otherwise; and any existing agreement substantially affecting the Company in any way has been filed as an exhibit to the Registration Statement; (x) the financial statements and schedules filed with and as part of the Registration Statement present fairly the financial position of the Company as of the dates thereof, all in conformity with generally accepted accounting principles of accounting applied on a consistent basis throughout the period involved. Since the respective dates of such financial statements, there has been no material adverse change in the condition or general affairs of the Company financial or otherwise, other than as referred to in the prospectus; and (xi) subsequent to the respective dates as of which the information is given in the Registration Statement and the prospectus, except as may otherwise be indicated therein, the Company has not, prior to the closing date, either (A) issued any securities or incurred any liability or obligation, direct or indirect, contingent or otherwise for borrowed money, or
(B) entered into any material transaction other than in the ordinary course of business. The Company has not declared, paid, or made any dividend or distribution of any kind on its capital stock.

     If any condition to the Underwriter's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, the Underwriter may terminate this Agreement or, if the Underwriter so elects, it may waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

     8. Indemnification.

     (a) The Company, its Board of Directors, will indemnify and hold harmless the Underwriter, and each person who controls the Underwriter or is affiliated with the Underwriter within the meaning of the Securities and Exchange Act of 1933 ("Act") and the Securities Exchange Act of 1934 ("Act") (including officers, directors, employees, controlling persons, affiliates, consultants, professional advisors, accountants, attorneys, or agents, of the Underwriter or any broker,underwriter, select dealer/selling agent connected with this offering of Units), from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act or under any other statutes or at common law or otherwise, and will reimburse and indemnify the Underwriter and each such person/entity specified above for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any litigation or claim, whether or not resulting in any liability insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any post-effective amendment thereto, any Blue Sky application, the prospectus as the case may be, or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or preliminary prospectus (as amended or as supplemented thereof) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading; or any negligent misrepresentation of any officer, director, agent, consultant, accountant, attorney or employee of the Company; or any failure to perform any of the terms or conditions of this Agreement incident to any of the foregoing, or arising out of any act or occurrence related to or connected to this offering of Units. The defense of such action shall be conducted by counsel of recognized standing and reasonably satisfactory to the Underwriter or such other person agreed to be indemnified by the Company. The Underwriter, each controlling person of the Underwriter, or an affiliate thereof, agree after their receipt of written notice of the commencement of any action against them as aforesaid, in respect of which indemnity may be sought from the Company, its Directors on account of the indemnity agreement contained in the subsection, to notify the Company promptly in writing of the commencement thereof. The Company agrees to notify the Underwriter promptly of the commencement of any litigation or proceeding against it or against any of the officers or directors of the Company of which it may be advised, in connection with the issue, offer, and/or sale of any of its securities.

     (b) The Underwriter, will indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who shall have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities and Exchange Act of 1933 ("Act") and the Securities Exchange Act of 1934 ("Act"), from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act or under any other statutes or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and such directors or controlling person identified above for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any litigation or claims, whether or not resulting in any liability, only insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any post-effective amendment thereto, any Blue Sky application, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, all as of the date when the Registration Statement or such post-effective amendment, or the date the filing of any such Blue Sky application, as the case may be, becomes effective, or any untrue statement of alleged untrue statement of a material fact contained in the Preliminary prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendments thereof or supplements thereto), or the@ omission or alleged omission to state therein a material fact necessary in order to make the statements therein, not misleading, but only if insofar as such statement or omission was made in reliance upon information furnished in writing to the Company by the Underwriter specifically for use in connection with the preparation of the Registration Statement, the preliminary prospectus or the Prospectus, or any such amendment thereafter supplement hereto or Blue Sky application. The Underwriter shall not be liable for amounts paid in settlement of any such litigation, if such settlement was affected without the Underwriter and its Counsel's consent. In case of the commencement of any action in respect of which indemnity may be sought from the Underwriter on account of its indemnity agreement contained in this subsection (), the Company, and each person to be indemnified by the Underwriter herein, shall have the same obligation to notify such Underwriter and the underwriter shall have the same right to participate in (and, to the extent that it shall desire, to direct) as set forth in subsection (a) above, the defense of such action at its own expense but such defense shall be conducted by counsel of recognized standing and reasonably satisfactory to the Company or such other person agreed to be indemnified by the Underwriter, The Underwriter agrees to notify the Company promptly of the commencement of any such litigation or proceeding against its or against any such controlling person of which it may be advised in connection with the offer, and/or sale of any of securities of the Company.

     9. Termination. This Agreement may be terminated:

     (a) in the event the Units are not sold as provided in Paragraphs 2 and 5;

     (b) at any time prior to the Closing Date by the Underwriter by written notice to the Company if, in the sole discretion of the Underwriter, it is impracticable to offer for sale, the Units by reason of (i) the Company having sustained a loss, whether or not insured, by reason of fire, flood, accident, loan foreclosure, borrowings, litigation, or other calamity, which in the opinion of the Underwriter substantially affects the value of the property of the Company or materially interferes with the operation of the business of the Company, (ii) trading in securities on the New York Stock Exchange, Inc. or the American Stock Exchange, Inc. or the National Association of Securities Dealers Automated Quotation System or the over-the-counter market, having been suspended or limited or minimum prices having been established on such Exchange or NASDAQ or Bulletin Board; (iii) a banking moratorium having been declared by either federal or state authorities; (iv) an outbreak of major hostilities or other national or international calamity having occurred; (v) any action having taken by any government in respect of its monetary affairs which, in the opinion of the Underwriter, has a material adverse effect on the securities markets of the United States; (vi) the Underwriter believes no favorable public market exists for the sale of Units, or (vii) misstatement, misrepresentations of the Company;
(viii)  failure by the  Company to perform any act  required by this  Agreement.

     If this Agreement shall be terminated pursuant to paragraph 7 or this paragraph 9, or if the purchase provided for herein is not consummated because any conditions to the Underwriter's obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company to comply with any of the terms or to fulfill any of the conditions of the Agreement, or if for any reason the Company shall be unable to perform all of its obligations under this Agreement, the Company shall not be liable to the Underwriter for damages on account of loss of anticipated profits arising out of the transactions covered by this Agreement, but the Company shall remain liable to the extent provided in paragraphs 6,7, and 8 herein. Where termination occurs pursuant to clauses (i) through (ix) of this paragraph, the Company will pay all accountable out-of-pocket expenses not to exceed $5,000 incurred by the Underwriter in contemplation of the performance by it of its obligations hereunder, including fees and disbursements of counsel for the Underwriter, and printing and traveling expenses of the Underwriter, "due diligence investigation" costs of the Underwriter, and any and all other expenses incurred by the Underwriter in connection with its preparation of the proposed public offering of Units herein. Any notice under this paragraph 9 may be given by telephone, telefacsimile transmission, electronic or digital format but shall be subsequently confirmed by letter.

     10. Miscellaneous.

     (a) The Company and the Underwriter know of no claims for services in the nature of a finder's fee or origination fee with respect to this financing resulting from the respective acts of their officers, directors, or employees, for which the Underwriter and Company may be responsible except as disclosed in the prospectus, and agree to indemnify and hold each other harmless from any claims for any services of such nature arising from any act of the Underwriter and the Company and their officers, directors, and employees, unless otherwise disclosed herein.

     (b) The Underwriter is registered as a broker/dealer and is a member of the National Association of Securities Dealers, Inc.

     (c) The Company agrees that immediately upon request of the Underwriter, it will give instructions to its transfer agent to issue the Units and Warrants in the names and denominations submitted to it by the Underwriter at its own expense. The Underwriter agrees, when funds in sufficient amount as required by this Agreement are in liquid form, to submit within 5 days thereafter, to the transfer Agent, a list of the names and addresses of the subscribers and the dominations of the certificates and warrants to be issued by them. The Transfer Agent shall be required by the Company to issue said certificates and warrants within 5 days after receipt of the aforesaid list from the Underwriter and the delivery of the certificates shall be made to the Underwriter within 5 days thereafter against receipt of payment as provided in this Agreement. Further, the Company agrees to pay all expenses for and in connection with the preparation and issuance of the unit, stock and warrant certificates.

     11. Survival of Representations, Warranties and Agreements. The respective indemnities, agreements, representations, warranties, and other statements of the Company or its officers, and directors as set forth in or made pursuant to this Agreement and the indemnity Agreements of the Company contained herein, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or the Underwriter or any controlling person and/or affiliate thereof, and will survive termination of this Agreement and the delivery of any payment for the units and the Closing Date.

     12. Benefits. This Agreement has been made solely for the benefit of and shall be binding upon the Underwriter, the Company, and the extent expressed, any person controlling the Company or the Underwriter and the officers, directors of the Company, and their respective legal representative, successors and assigns, all as and to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "legal representatives, successors, and assigns" shall not include any purchaser of any of the units from the Underwriter merely because of such purchase.

     13. Washington Law/Arbitration. Any controversy arising out of, connected to, or relating to any matters herein of the transactions between the Company or the Underwriter (including for purposes of arbitration, officers, directors, employees, controlling persons, affiliates, consultants, professional advisors, accountants, attorneys, or agents, of the Underwriter or Company, or any broker, underwriter, select dealer, selling agent of the offering of Units herein), on behalf of the undersigned, or this Agreement, or the breach thereof, including, but not limited to any claims of violations of Federal and/or State Securities Acts, Banking Statutes, Consumer Protection Statutes, Federal and/or State anti-Racketeering (e.g. RICO) claims as well as any common law claims and any State Law claims of fraud, negligence, negligent misrepresentations, and/ar conversion shall be settled by arbitration; and in accordance with this paragraph and judgment on the arbitrator's award may be entered in any court having jurisdiction thereof in accordance with the provisions of Revised Code of Washington, Chapter 7.04. In the event of such a dispute, each party to the conflict shall select an arbitrator, both of whom shall select a third arbitrator, which shall constitute the three person arbitration board. The decision of a majority of the board of arbitrators, who shall render their decision within thirty (30) days of appointment of the final arbitrator, shall be binding upon the parties. Venue shall lie in the County of Spokane, Spokane, Washington. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     14. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail postage prepaid, addressed as follows:

     If to the Company, its officers, directors, or shareholders to:

         Carey Birmingham
         4703 Shavano Oak, Suite 102
         San Antonio, TX 78249

                                    and to:
                                                         Sheila G. Corvino, Esq.
                                                         811 Dorset West Road
                                                         Dorset, VT 05251
         If to the Underwriter to:

         William F. Ross
         300 North Argonne Road
         Suite 202
         Spokane, Washington  99212

                                    and to:      Charles A. Cleveland, Esq.
                                                 Suite 304/ Rock Pointe Center
                                                 North 1212 Washington
                                                 Spokane, Washington 99201-2401

     If the foregoing correctly states and sets forth in full the agreement between us, please indicate by signing this letter in the space provided below for that purpose. The within Agreement may executed simultaneously in two or more counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the some instrument and shall be valid and binding between us,

Yours Truly,



By:



AGREED AND ACCEPTED:

Public Securities, Inc.

By:
         William F. Ross, President                                    Dated: